                                                                  EXHIBIT 10.4

                         TRIANGLE PHARMACEUTICALS, INC.

                               SERIES A PREFERRED

                            STOCK PURCHASE AGREEMENT



                               -------------------

                                  July 19, 1995

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   Purchase and Sale of Stock. . . . . . . . . . . . . . . . . . . . . . .   1

     1.1  Sale and Issuance of Series A Preferred Stock. . . . . . . . . . .   1
     1.2  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.3  Subsequent Sale of Series A Preferred Stock. . . . . . . . . . . .   2

2.   Representations and Warranties of the Company . . . . . . . . . . . . .   2

     2.1  Organization; Good Standing; Qualification . . . . . . . . . . . .   2
     2.2  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.3  Valid Issuance of Preferred and Common Stock . . . . . . . . . . .   3
     2.4  Governmental Consents. . . . . . . . . . . . . . . . . . . . . . .   3
     2.5  Capitalization and Voting Rights . . . . . . . . . . . . . . . . .   3
     2.6  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.7  Contracts and Other Commitments. . . . . . . . . . . . . . . . . .   4
     2.8  Related-Party Transactions . . . . . . . . . . . . . . . . . . . .   4
     2.9  Registration Rights. . . . . . . . . . . . . . . . . . . . . . . .   5
     2.10 Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.11 Compliance with Other Instruments. . . . . . . . . . . . . . . . .   5
     2.12 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.13 Returns and Complaints . . . . . . . . . . . . . . . . . . . . . .   6
     2.14 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.15 Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.16 Title to Property and Assets; Leases . . . . . . . . . . . . . . .   6
     2.17 Financial Statements . . . . . . . . . . . . . . . . . . . . . . .   6
     2.18 Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.19 Patents and Trademarks . . . . . . . . . . . . . . . . . . . . . .   7
     2.20 Manufacturing and Marketing Rights . . . . . . . . . . . . . . . .   8
     2.21 Employees; Employee Compensation . . . . . . . . . . . . . . . . .   8
     2.22 Proprietary Information and Inventions Agreements. . . . . . . . .   8
     2.23 Tax Returns, Payments, and Elections . . . . . . . . . . . . . . .   9
     2.24 Environmental and Safety Laws. . . . . . . . . . . . . . . . . . .   9
     2.25 Section 83(b) Elections. . . . . . . . . . . . . . . . . . . . . .   9
     2.26 Minute Books . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     2.27 Real Property Holding Corporation. . . . . . . . . . . . . . . . .   9


                                       i.

3.   Representations and Warranties of the Investors . . . . . . . . . . . .   9

     3.1  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     3.2  Purchase Entirely for Own Account. . . . . . . . . . . . . . . . .   9
     3.3  Reliance Upon Investors' Representations . . . . . . . . . . . . .  10
     3.4  Receipt of Information . . . . . . . . . . . . . . . . . . . . . .  10
     3.5  Investment Experience. . . . . . . . . . . . . . . . . . . . . . .  10
     3.6  Accredited Investor. . . . . . . . . . . . . . . . . . . . . . . .  11
     3.7  Restricted Securities. . . . . . . . . . . . . . . . . . . . . . .  11
     3.8  Further Limitations on Disposition . . . . . . . . . . . . . . . .  11
     3.9  Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

4.   California Commissioner of Corporations . . . . . . . . . . . . . . . .  12

     4.1  Corporate Securities Law . . . . . . . . . . . . . . . . . . . . .  12

5.   Conditions of Investor's Obligations at Closing . . . . . . . . . . . .  13

     5.1  Representations and Warranties . . . . . . . . . . . . . . . . . .  13
     5.2  Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     5.3  Compliance Certificate . . . . . . . . . . . . . . . . . . . . . .  13
     5.4  State Law Qualification. . . . . . . . . . . . . . . . . . . . . .  13
     5.5  Proceedings and Documents. . . . . . . . . . . . . . . . . . . . .  13
     5.6  Proprietary Information Agreements . . . . . . . . . . . . . . . .  13
     5.7  Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     5.8  Board of Directors . . . . . . . . . . . . . . . . . . . . . . . .  14
     5.9  Investors' Rights Agreement. . . . . . . . . . . . . . . . . . . .  14
     5.10 Stockholders' Agreement. . . . . . . . . . . . . . . . . . . . . .  14
     5.11 Due Diligence. . . . . . . . . . . . . . . . . . . . . . . . . . .  14

6.   Conditions of the Company's Obligations at Closing. . . . . . . . . . .  14

     6.1  Representations and Warranties . . . . . . . . . . . . . . . . . .  14
     6.2  Payment of Purchase Price. . . . . . . . . . . . . . . . . . . . .  14
     6.3  State Law Qualification. . . . . . . . . . . . . . . . . . . . . .  14
     6.4  Investors' Rights Agreement. . . . . . . . . . . . . . . . . . . .  14
     6.5  Stockholders' Agreement. . . . . . . . . . . . . . . . . . . . . .  14

7.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

     7.1  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.2  Survival of Warranties . . . . . . . . . . . . . . . . . . . . . .  15
     7.3  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .  15
     7.4  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  15


                                       ii.

     7.5  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.6  Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . .  15
     7.7  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.8  Finders' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.9  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     7.10 Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . .  16
     7.11 Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . .  16
     7.12 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     7.13 Aggregation of Stock . . . . . . . . . . . . . . . . . . . . . . .  16


Schedule A  Schedule of Investors
EXHIBIT A   Restated Certificate of Incorporation
EXHIBIT B   Investors' Rights Agreement
EXHIBIT C   Stockholders' Agreement
EXHIBIT D   Schedule of Common Holders

SCHEDULE OF EXCEPTIONS


                                      iii.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


          THIS SERIES A STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 19th day of July, 1995, by and between Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and each of the persons listed on SCHEDULE A hereto, each of which is herein referred to as an "Investor."

          THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   PURCHASE AND SALE OF STOCK.

          1.1  SALE AND ISSUANCE OF SERIES A PREFERRED STOCK.

               (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) a Certificate of Incorporation in the form attached hereto as EXHIBIT A (the "Certificate").

               (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor, severally and not jointly, at the Closing that number of shares of the Company's Series A Preferred Stock set forth opposite each Investor's name on SCHEDULE A hereto at a price of $0.75 per share.

          1.2 CLOSING. The purchase and sale of the Series A Preferred Stock shall take place at the offices of Brobeck, Phleger & Harrison, 550 West "C" Street, Suite 1200, San Diego, California, at 1:00 p.m., on July 19, 1995, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series A Preferred Stock sold pursuant hereto shall mutually agree, either orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the shares of Series A Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness, or such other form of payment as shall be mutually agreed upon by such Investor and the Company. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company. In addition, the Company at the Closing shall deliver to any Investor choosing to pay any part of the purchase price of the Stock by cancellation of indebtedness, a check in the amount of any interest accrued on such indebtedness through the Closing.

          1.3 SUBSEQUENT SALE OF SERIES A PREFERRED STOCK. Upon the filing of a Restated Certificate of Incorporation of the Company with the Secretary of State of Delaware to increase the number of authorized but unissued shares of Series A Preferred Stock, the Company may sell, subject to the terms and conditions of this Agreement, on or before December 31, 1995, up to the balance of the shares of authorized but unissued Series A Preferred Stock to such persons as the Company may determine at the same price per share as the Stock purchased and sold at the Closing. Any such sale shall be upon the same terms and conditions as those contained herein, and such persons or entities shall become parties to this Agreement, that certain Investors' Rights Agreement dated as of the date hereof, the form of which is attached hereto as EXHIBIT B (the "Investors' Rights Agreement") and that certain Stockholders' Agreement dated as of the date hereof (the "Stockholders' Agreement"), the form of which is attached hereto as EXHIBIT C, and shall have the rights and obligations of an Investor hereunder and thereunder.

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions attached hereto specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 ORGANIZATION; GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement and any other agreement to which the Company is a party the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), to issue and sell the Series A Preferred Stock and the Common Stock issuable upon conversion thereof, and to carry out the provisions of this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement, the Certificate and any Ancillary Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects or financial condition.

          2.2 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Agreement the Investors' Rights Agreement, the Stockholders' Agreement and any Ancillary Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, issuance (or reservation for issuance), sale, and delivery of the Series A Preferred Stock being sold hereunder and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Closing, and this Agreement, the Investors' Rights Agreement, and any Ancillary Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities law.

          2.3 VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The Series A Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement and under applicable state and federal securities laws.

          2.4 GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Series A Preferred Stock by the Company or the issuance of Common Stock upon conversion of the Series A Preferred Stock, except
(i) the filing of the Certificate with the Secretary of State of the State of Delaware, and (ii) such filings as have been made prior to the Closing, except that any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

          2.5 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist prior to the Closing, of:

            (i) PREFERRED STOCK. 1,333,333 shares of Preferred Stock, par value $.001 (the "Preferred Stock"), of which 1,333,333 shares have been designated Series A Preferred Stock, up to all of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Certificate attached hereto as EXHIBIT A.

           (ii) COMMON STOCK. 7,000,000 shares of common stock, par value $.001 ("Common Stock"), up to 1,175,000 of which will be sold pursuant to the Stockholders' Agreement and will be owned by the persons and in the numbers specified in EXHIBIT D hereto.

          (iii) When sold pursuant to the Stockholders' Agreement, the outstanding shares of Common Stock will have been issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws or pursuant to valid exemptions therefrom.

           (iv) Except for (A) the conversion privileges of the Series A Preferred Stock to be issued under this Agreement and (B) the rights provided in paragraph 2.4 of the Investors' Rights Agreement attached hereto as EXHIBIT B, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

          2.6 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.7 CONTRACTS AND OTHER COMMITMENTS. The Company does not have any contract, agreement, lease, commitment or proposed transaction, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $50,000, and do not extend for more than one (1) year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by the Company on no more than thirty (30) days notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the acquisition or disposition of the Company's technology, shall not be considered to be contracts entered into in the ordinary course of business.

          2.8 RELATED-PARTY TRANSACTIONS. No employee, officer, or director of the Company or member of his or her immediate family thereof is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the Company's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company.

          2.9 REGISTRATION RIGHTS. Except as provided in the Investors' Rights Agreement, the Company is not obligated to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

          2.10 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company, taken as a whole, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default in any material respect of any provision of its Certificate or Bylaws or in any material respect of any material provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement and any Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

          2.12 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement or any Ancillary Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business properties, prospects or financial condition of the Company, taken as a whole, or in any material change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to, or to its knowledge, named in any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

          2.13 RETURNS AND COMPLAINTS. The Company has received no customer complaints concerning alleged defects in the design of its products that, if true, would materially adversely affect the operations or financial condition of the Company.

          2.14 DISCLOSURE. The Company has provided each Investor with all the information reasonably available to it without undue expense that such Investor has requested for deciding whether to purchase the Series A Preferred Stock and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. To the Company's knowledge after reasonable investigation, neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.15 OFFERING. Subject in part to the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series A Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.16 TITLE TO PROPERTY AND ASSETS; LEASES. The Company owns its property and assets free and clear of all mortgages, liens, claims and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or interfere with the use of such property. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.17 FINANCIAL STATEMENTS. There are no financial statements for the Company. The Company has no debt or guarantee of any indebtedness in excess of $50,000 individually or $100,000 in the aggregate.

          2.18 CHANGES.  To the Company's knowledge, there has not been:

               (a) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company;

               (b) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;

               (c) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (d) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (e) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or

               (f) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted).

          2.19 PATENTS AND TRADEMARKS. To its knowledge (but without having conducted any special investigation or patent search) the Company owns or possesses sufficient legal rights to all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of it employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, the Investor's Rights Agreement and the Shareholders' Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

          2.20 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

          2.21 EMPLOYEES; EMPLOYEE COMPENSATION. To the knowledge of the Company, there is no strike, or labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company or to the utilization by the employee of his best efforts with respect to such business. The Company is not party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

          2.22 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each employee and officer of the Company has executed a Proprietary Information and

Inventions Agreement substantially in the form or forms that have been delivered to special counsel for the Investors.

          2.23 TAX RETURNS, PAYMENTS, AND ELECTIONS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to
Section 341(f) of Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had a tax deficiency or tax audit. The Company has made all withholdings for all income tax of its employees.

          2.24 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

          2.25 SECTION 83(b) ELECTIONS. To the Company's knowledge, all individuals who have purchased shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws.

          2.26 MINUTE BOOKS. The minute books of the Company, access to which has been provided to the Investors, contain minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the time of incorporation and reflect all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

          2.27 REAL PROPERTY HOLDING CORPORATION. The Company is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

          3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor hereby represents and warrants that:

          3.1 AUTHORIZATION. Each Investor represents that it has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of such Investor.

          3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred Stock to be purchased by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3 RELIANCE UPON INVESTORS' REPRESENTATIONS. Each Investor understands that the Series A Preferred Stock is not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the 1933 Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein. Each Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring shares of the Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. No Investor has any such intention.

          3.4 RECEIPT OF INFORMATION. Each Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

          3.5 INVESTMENT EXPERIENCE. Each Investor represents that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A

Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock.

          3.6 ACCREDITED INVESTOR. Each Investor is either a "qualified unaccredited investor" or an "accredited investor" within the meanings set forth on EXHIBIT E attached hereto.

          3.7 RESTRICTED SECURITIES. Each Investor understands that the shares of Series A Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.8 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Series A Preferred Stock (or the Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and Section 6 provided and to the extent such sections are then applicable, and the Investors' Rights Agreement, the Stockholders' Agreement and any applicable Ancillary Agreement and:

               (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

          3.9 LEGENDS. To the extent applicable, each certificate or other document evidencing any of the Series A Preferred Stock or any Common Stock issued upon conversion thereof shall be endorsed with the legends set forth below, and each Investor covenants that, except to the extent such restrictions are waived by the Company, such Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

               (a)  The following legend under the Act:

          THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

               (b) Any legend required by the laws of the State of California including any legend required by the California Department of Corporations and Sections 417 and 418 of the Code.

     4.   CALIFORNIA COMMISSIONER OF CORPORATIONS.

          4.1 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     5. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions specified in Subsections 5.1 and 5.2 have been fulfilled.

          5.4 STATE LAW QUALIFICATION. The Commissioner of Corporations of the State of California and any similar agency of any other state having authority over the issuance of the Series A Preferred Stock shall have issued a permit qualifying the offer and sale to the Investor of the Series A Preferred Stock and the Common Stock issuable upon the conversion thereof or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended, and the statutes and regulations of each other state having authority over the issuance of the Series A Preferred Stock.

          5.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors' special counsel, who shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          5.6 PROPRIETARY INFORMATION AGREEMENTS. Each (i) officer and employee and (ii) consultant of the Company having access to the Company's proprietary information shall have entered into a Proprietary Information and Inventions Agreement in the form provided to Investors' counsel.

          5.7 BYLAWS. The Bylaws of the Company shall provide that the authorized number of directors of the Company shall consist of four (4) persons, which number shall not be changed without consent of holders of a majority of the Series A Preferred Stock.

          5.8 BOARD OF DIRECTORS. The directors of the Company shall be Dr. David Barry, Mr. Standish Fleming, Dr. Karl Hostetler and Dr. Phillip Furman.

          5.9 INVESTORS' RIGHTS AGREEMENT. The Company and each Investor shall have entered into the Investors' Rights Agreement in the form attached hereto as EXHIBIT B.

          5.10 STOCKHOLDERS' AGREEMENT. The Company, each Investor and each Stockholder listed on EXHIBIT D shall each have entered into a Stockholders' Agreement in the form attached hereto as EXHIBIT C.

          5.11 DUE DILIGENCE. The Investors shall have the right to conduct legal, patent, market, personnel and financial investigation prior to Closing.

     6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that
Investor:

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2 PAYMENT OF PURCHASE PRICE. The Investors shall have delivered the purchase price specified in Section 1.2.

          6.3 STATE LAW QUALIFICATION. The Commissioner of Corporations of the State of California and any similar agency of any other state having authority over the issuance of the Series A Preferred Stock shall have issued a permit qualifying the offer and sale to the Investor of the Series A Preferred Stock and the Common Stock issuable upon the conversion thereof or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended, and the statutes and regulations of each other state having authority over the issuance of the Series A Preferred Stock.

          6.4 INVESTORS' RIGHTS AGREEMENT. The Company and each Investor shall have entered into the Investors' Rights Agreement in the form attached hereto as EXHIBIT B.

          6.5 STOCKHOLDERS' AGREEMENT. The Company, each Investor and each Stockholder listed on EXHIBIT D shall have entered into the Stockholders' Agreement in the form attached hereto as EXHIBIT C.

     7.   MISCELLANEOUS.

          7.1 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          7.2 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

          7.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Series A Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.7 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          7.8 FINDERS' FEES. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          7.9 EXPENSES. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees of special counsel for the Investors not to exceed $3,000 and shall, upon receipt of a bill therefor, reimburse the out of pocket expenses of such counsel.

          7.10 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement or the Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.11 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than 50% of the Common Stock (that has not been sold to the public) issued or issuable upon conversion of the Series A Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

          7.12 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.13 AGGREGATION OF STOCK. All shares of Series A Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

          TRIANGLE PHARMACEUTICALS, INC.



          By:  /s/Dr. David Barry
               _________________________________
               Dr. David Barry, Chairman, President and Chief Executive Officer

     Address:  1810 South Lakeshore Drive
          Chapel Hill, North Carolina 27514


          INVESTORS:


          FORWARD VENTURES II, L.P.



          By:  /s/Ivor Royston
               _________________________________

          Its:  General Partner
               _________________________________

     Address:  10975 Torreyana Road, Suite 230
          San Diego, California 92121



          /s/Dr. David Barry
          ______________________________________
          Dr. David Barry

     Address:  1810 South Lakeshore Drive
          Chapel Hill, North Carolina 27514





                               [SIGNATURE PAGE TO
                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS


          NAME                           PURCHASE PRICE        NUMBER OF SHARES
Forward Ventures II, L.P.                   $500,000                666,667
Dr. David Barry                              200,000                266,667
                                            ________               ________
              TOTAL:                        $700,000                933,334

                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                             CERTIFICATE OF INCORPORATION
                          OF TRIANGLE PHARMACEUTICALS, INC.,
                                a Delaware Corporation



                                      Article I

    The name of this corporation is TRIANGLE PHARMACEUTICALS, INC.


                                      Article II

    The address of the corporation's registered office in the State of Delaware is 1050 S. State State, City of Dover, County of Kent, in the state of Delaware. The name of its registered agent at such address is CorpAmerica, Inc.

                                     Article III

    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                      Article IV

    A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Series A Preferred Stock." The total number of shares which the corporation is authorized to issue is Eight Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (8,333,333) shares. Seven Million (7,000,000) shares shall be Common Stock, $0.001 par value per share and One Million Three Hundred Thirty-Three Thousand, Three Hundred Thirty-Three (1,333,333) shares shall be Series A Preferred Stock, $0.001 par value per share.

    B. The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock are as follows:

         1.   DIVIDEND PROVISIONS.

              (a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.05 per share of Series A Preferred Stock per annum ("Preferred Dividend Preference") payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

              (b) After paying the full Preferred Dividend Preference in any calendar year, whenever this corporation declares a further dividend in such calendar year, the holders of Common Stock and the holders of Series A Preferred Stock shall be entitled to receive dividends ratably based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock).

              (c) Any dividend or distribution which is declared by this corporation and payable with assets of this corporation other than cash shall be governed by the provisions of Subsections 3(c)(iii) and 3(d), as applicable, of this Article IV.

         2.   LIQUIDATION PREFERENCE.

              (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $0.75 for each outstanding share of Series A Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series A Issue Price") and (ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

              (b) After the distributions described in subsection (a) above have been paid, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock).

              (c) A consolidation or merger of this corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 2.

              (d) The corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock which are entitled to such notice rights or similar notice rights and which represents at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

              (e) The provisions of this Section 2 are in addition to the protective provisions of Section 5 hereof.

         3. CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

              (a)  RIGHT TO CONVERT.

                    i) Subject to subsection (c), each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 3(c).

                   ii) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock immediately upon the earlier of (A) the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $3.50 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and $10,000,000 in the aggregate or
(B) the date upon which the corporation obtains the consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

              (b) MECHANICS OF CONVERSION. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

              (c) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                    i) A. Upon each issuance by the corporation of any Additional Stock (as defined below), after the date upon which any shares of the Series A Preferred Stock were first issued (the "Purchase Date" with respect to such series), without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of the Preferred Stock) plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at the Conversion Price existing immediately prior to such issuance of Additional Stock; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of the Preferred Stock) plus the number of shares of such Additional Stock.

                        B. No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections
(E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                        C. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                        D. In the case of the issuance of the Common Stock for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                        E. In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(c)(i) and subsection 3(c)(ii):

                             1. The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                             2. The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D)).

                             3. In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                             4. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                             5. The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 3(c)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(c)(i)(E)(3) or (4).

                   ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(c)(i)(E)) by this corporation after the Purchase Date other than:

                        A. shares of Common Stock issued pursuant to a transaction described in subsection 3(c)(iii) hereof,

                        B. shares of Series A Preferred Stock issued pursuant to the Series A Preferred Stock Purchase Agreement,

                        C. shares of Common Stock issued upon conversion of the Series A Preferred Stock,

                        D. shares of Common Stock issuable or issued to employees, consultants or directors of this corporation, or to vendors, suppliers, customers or other persons or organizations with which the corporation has a commercial relationship, at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment or the commercial relationship) does not exceed 2,000,000 (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) subsequent to the Purchase Date,

                        E. shares of Common Stock issued or issuable (I) in a public offering before or in connection with which all outstanding shares of Series A Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.

                   iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                   iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

              (d) OTHER DISTRIBUTIONS. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, or assets (excluding cash dividends) or options or rights not referred to in subsection 3(c)(iii), then, in each such case for the purpose of this subsection 3(d), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

              (e) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

              (f) NO IMPAIRMENT. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

              (g)  NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                    i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                   ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

              (h) NOTICES OF RECORD DATE. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

              (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

              (j)  NOTICES.  Any notice required by the provisions of this
Section 3 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

         4.   VOTING RIGHTS.

              (a) GENERAL VOTING RIGHTS. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together as a single class with holders of Common Stock, with respect to any matter upon which holders of Common Stock have the right to vote, except for the election of directors as provided in Section 4(b) below.

              (b)  ELECTION OF DIRECTORS.  Notwithstanding the provisions of
Section 4(a) above, the holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect three (3) directors of the corporation (the "Series A Directors"), and the holders of Common Stock, voting as a separate class, shall be entitled to elect two (2) directors (the "Common Directors"). At any meeting held for the purpose of electing or nominating directors, the presence in person or by proxy of the holders of a majority of the

Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election or nomination of directors to be elected or nominated solely by the holders of Series A Preferred Stock. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors to be elected by the holders of Common Stock. A vacancy in any directorship elected by the holders of Series A Preferred Stock shall be filled only by vote of the holders of Series A Preferred Stock or by the remaining Series A Directors then in office and a vacancy in any directorship elected by the holders of Common Stock voting together shall be filled only by the vote of the holders of Common Stock or by the remaining Common Directors then in office.

         5.   PROTECTIVE PROVISIONS.

              (a) So long as shares of Series A Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                    i)  sell, convey, or otherwise dispose of or encumber
(other than pursuant to a credit arrangement in the ordinary course of business) all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of or effect any voluntary liquidation, dissolution or winding up of the corporation or any reorganization or recapitalization of the corporation; or

                   ii) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock; or

                   iii) increase (other than by conversion) the authorized number of shares of Series A Preferred Stock, Preferred Stock or Common Stock; or

                   iv) increase the number of directors to more than five (5);
or

                   v) create any new class or series of stock or any other securities convertible into equity securities of the Corporation having a preference over, or being on a parity with, the Series A Preferred Stock with respect to voting, dividends or upon liquidation; or

                   vi)  pay dividends on Common Stock; or

                   vii) repurchase Common Stock except upon termination of employment.

         6. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be cancelled and shall not be issuable by the corporation, and the Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

         7. REPURCHASE OF SHARES. In connection with repurchases by this corporation of its Common Stock pursuant to its agreements with certain of the holders thereof approved by this corporation's Board of Directors, each holder of Preferred Stock shall be deemed to have waived the application, in whole or in part, of any provisions of the Delaware General Corporation Law or any applicable law of any other state which might limit or prevent or prohibit such repurchases.

    C.   COMMON STOCK.

         1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV.

         3. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law and
Section 4(b) of Division (B) of this Article IV.


                                      Article V


    A.   EXCULPATION.

         1. CALIFORNIA. The liability of each and every director of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         2. DELAWARE. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

         3. CONSISTENCY. In the event of any inconsistency between Sections 1 and 2 of this Division (A) of Article V, the controlling Section, as to any particular issue with regard to any particular matter, shall be the one which provides to the director in question the greatest protection from liability.

    B.   INDEMNIFICATION.

         1. CALIFORNIA. This corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law. Moreover, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code, with respect to actions for breach of duty to the corporation and its stockholders.

         2. DELAWARE. To the extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

         3. CONSISTENCY. In the event of any inconsistency between Sections 1 and 2 of this Division (B) of Article V, the controlling Section, as to any particular issue with regard to any particular matter, shall be the one which authorizes for the benefit of the agent or other person in question the provision of the fullest, promptest, most certain or otherwise most favorable indemnification and/or advancement.

    C. EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of any of the foregoing provisions of this Article V shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.


                                      Article VI

    The corporation shall have perpetual existence.


                                     Article VII

    Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.


                                     Article VIII

    Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation.


                                      Article IX

    The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.



                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the Certificate of Incorporation has been executed as of this _____ day of July, 1995.

                             TRIANGLE PHARMACEUTICALS, INC.



                             By:
                                  --------------------------------------------
                                  Lisa A. McQuen, Incorporator


































                   [SIGNATURE PAGE TO CERTIFICATE OF INCORPORATION]

                                      EXHIBIT B

                             INVESTORS' RIGHTS AGREEMENT

                            TRIANGLE PHARMACEUTICALS, INC.


                             INVESTORS' RIGHTS AGREEMENT



                                    July 19, 1995

                                  TABLE OF CONTENTS
                                  -----------------

                                                                        Page
                                                                        ----

1.  Registration Rights................................................  1
    1.1   Definitions..................................................  1
    1.2   Request for Registration.....................................  2
    1.3   Company Registration.........................................  4
    1.4   Obligations of the Company...................................  4
    1.5   Furnish Information..........................................  5
    1.6   Expenses of Demand Registration..............................  6
    1.7   Expenses of Company Registration.............................  6
    1.8   Underwriting Requirements....................................  6
    1.9   Delay of Registration........................................  7
    1.10  Indemnification..............................................  7
    1.11  Reports Under Securities Exchange Act of 1934................  9
    1.12  Form S-3 Registration........................................ 10
    1.13  Assignment of Registration Rights............................ 11
    1.14  Limitations on Subsequent Registration Rights................ 12
    1.15  "Market Stand-Off" Agreement................................. 12
    1.16  Termination of Registration Rights........................... 12

2.  Covenants of the Company........................................... 13
    2.1   Delivery of Financial Statements............................. 13
    2.2   Inspection................................................... 13
    2.3   Termination of Information and Inspection Covenants.......... 14
    2.4   Right of First Offer......................................... 14
    2.5   Key-Person Insurance......................................... 15
    2.6   Indemnification.............................................. 16

3.  Miscellaneous...................................................... 16
    3.1   Successors and Assigns....................................... 16
    3.2   Governing Law................................................ 16
    3.3   Counterparts................................................. 16
    3.4   Titles and Subtitles......................................... 16
    3.5   Notices...................................................... 16
    3.6   Expenses..................................................... 16
    3.7   Amendments and Waivers....................................... 17
    3.8   Severability................................................. 17
    3.9   Aggregation of Stock......................................... 17
    3.10  Entire Agreement; Amendment; Waiver.......................... 17
    3.11  Representation............................................... 17

Schedule A         Schedule of Investors



                                          i.

                             INVESTORS' RIGHTS AGREEMENT
                             ---------------------------



         THIS INVESTORS' RIGHTS AGREEMENT is made as of the 19th day of July, 1995, by and between Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the investors listed on SCHEDULE A hereto, each of which is herein referred to as an "Investor."

                                       RECITALS
                                       --------

         WHEREAS, the Company and the Investors are parties to the Series A Preferred Stock Purchase Agreement of even date herewith (the "Series A Agreement");

         WHEREAS, in order to induce the Company to enter into the Series A Agreement and to induce the Investors to invest funds in the Company pursuant to the Series A Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein;

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

         1.1     DEFINITIONS.  For purposes of this Section 1:

         (a)     The term "Act" means the Securities Act of 1933, as amended.

         (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.13 hereof.

         (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         (e) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

         (f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

         (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

         (h)     The term "SEC" shall mean the Securities and Exchange
Commission.

         1.2     REQUEST FOR REGISTRATION.

         (a)     If the Company shall receive at any time after the earlier of
(i) July 19, 2000, or (ii) three (3) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least thirty percent (30%) of the Registrable Securities then outstanding (or a lesser percent of the Registrable Securities if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall:

                   (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                   (ii) effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.


                                          2.

         (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

         (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders.

         (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                   (i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                   (ii) During the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or


                                          3.

                   (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

         1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

         1.4     OBLIGATIONS OF THE COMPANY.  Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to the earlier of one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by
Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the 1934 Act in the registration statement.


                                          4.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         1.5     FURNISH INFORMATION.

         (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b), whichever is applicable.


                                          5.

         1.6 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to
Section 1.2.

         1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

         1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata (as nearly as practicable) among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling stockholders may


                                          6.

be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

         1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.


                                          7.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further that in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

         (c)     Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                 (d)       If the indemnification provided for in this
Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or

                                         8.

expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f)     The obligations of the Company and Holders under this Section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

         (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

         (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

         (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it

                                          9.

qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         1.12 FORM S-3 REGISTRATION. In case the Company shall receive a written request or requests from Holders of at least twenty percent (20%) of the Registrable Securities outstanding that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

         (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

         (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

         (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without


                                         10.

limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders, shall be paid by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2.

         1.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

         1.14 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 or Section
1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

         1.15 "MARKET STAND-OFF" AGREEMENT. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without


                                         11.

limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

         (a) Such agreement shall not exceed one hundred eighty (180) days for the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

         (b) Such agreement shall not exceed ninety (90) days for any subsequent registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering.

         In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         1.16    TERMINATION OF REGISTRATION RIGHTS.

         (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or
(ii) such time as the Holder can sell all of such stock under Rule 144(k) (or successor rule) promulgated by the SEC.

         2.      COVENANTS OF THE COMPANY.

         2.1     DELIVERY OF FINANCIAL STATEMENTS.  The Company shall deliver:

         (a) to each Investor as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

         (b) to each Investor holding at least 50,000 shares of Series A Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) (each such Investor being a "Major Investor" for purposes of Sections 2.1, 2.2 and 2.3) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited

                                         12.

profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

         (c) to each Major Investor within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

         (d) to each Major Investor as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

         2.2 INSPECTION. The Company shall permit each Major Investor, at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

         2.3 TERMINATION OF INFORMATION AND INSPECTION COVENANTS. Subject to their earlier termination pursuant to the specific terms of each Section, the covenants set forth in Sections 2.1, 2.2 and 2.4 shall terminate as to Investors and Major Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

         2.4 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this paragraph 2.4, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, a Major Investor shall mean any Investor who holds 50,000 shares of Registrable Securities. For purposes of this Section 2.4, Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

         Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:


                                         13.

         (a) The Company shall deliver a notice by certified mail ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

         (b) Within 20 calendar days after receipt of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by such Major Investor bears to the total number of shares of common stock of the Company then outstanding (assuming full conversion of all convertible securities) issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by all the Major Investors. The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it ("Fully-Exercising Major Investor") of any other Major Investor's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Major Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of Series A Preferred Stock then held, by such Fully-Exercising Major Investor bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by all Fully-Exercising Major Investors who wish to purchase some of the unsubscribed shares.

         (c) If all Shares which Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 30-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the person or persons than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

         (d) The right of first offer in this paragraph 2.4 shall not be applicable (i) to the issuance or sale of no more than 865,000 shares of common stock (or options therefor) (A) to employees, consultants, directors or officers of the Company (and not repurchased at cost by the Company in connection with the termination of employment or service relationship) or (B) to third parties in connection with the license of rights by the Company from such third parties subsequent to the date of this Agreement, (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1,
(iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities,


                                         14.

(iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has or is establishing business relationships provided such issuances are for other than primarily equity financing purposes.

         (e) The right of first offer set forth in this Section 2.4 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders.

         2.5 KEY-PERSON INSURANCE. The Company has as of the date hereof or shall within 90 days of the date hereof use its best efforts to obtain from financially sound and reputable insurers term life insurance on the life of Dr. David Barry in the amount of $10,000,000 (subject to review based upon the amount of the premium) with proceeds payable to the Company.

         2.6 INDEMNIFICATION. The Company shall take all actions necessary to indemnify its directors to the maximum extent permitted by applicable law, including, without limitation, amending the Company's Restated Certificate of Incorporation and Bylaws and entering into contracts with the directors to provide such indemnification; provided, however, that the Company shall not be required to obtain directors insurance unless directed by the Board of Directors.

         3.      MISCELLANEOUS.

         3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

         3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                         15.

         3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         3.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be sent to the address/fax number indicated for such party on the signature page hereof (provided that any party at any time may change its address/fax number by notice of ten (10) days' advance written notice to the other parties), and shall be deemed effectively given upon (i) personal delivery to the party to be notified, (ii) the time of successful facsimile transmission to the party to be notified, (iii) sending by reputable overnight delivery service, or (iv) upon deposit with the United States Post Office, by registered or certified mail, postage prepaid.

         3.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         3.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

         3.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


                                         16.

         3.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         3.10 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         3.11 REPRESENTATION. By executing this Agreement, Investor acknowledges and agrees that Brobeck, Phleger & Harrison represents the Company solely and that Investor has been advised to, and has had an opportunity to, consult with its own attorney in connection with this Agreement.



                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                         17.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                  TRIANGLE PHARMACEUTICALS, INC., a
                                  Delaware corporation




                                  By:
                                       ______________________________
                                       Dr. David Barry, Chairman, President and
                                       Chief Executive Officer

                       Address:   1810 South Lakeshore Drive
                                  Chapel Hill, North Carolina 27514


                                  INVESTORS:


                                  FORWARD VENTURES II, L.P.



                                  By:
                                       ______________________________

                                  Its:
                                       ______________________________

                       Address:   10975 Torreyana Road, Suite 230
                                  San Diego, California 92121







                                  ___________________________________
                                  Dr. David Barry


                       Address:   1810 South Lakeshore Drive
                                  Chapel Hill, North Carolina 27514




                   [SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT]

                                      SCHEDULE A
                                      ----------

                                SCHEDULE OF INVESTORS
                                ---------------------

Forward Ventures II, L.P.
Dr. David Barry

                                    EXHIBIT C

                             STOCKHOLDERS' AGREEMENT

                               STOCKHOLDERS' AGREEMENT



    THIS STOCKHOLDERS' AGREEMENT (the "Agreement") is made this 19th day of July, 1995, by and among Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), the holders of shares of the Company's Common Stock (the "Stockholders," which term includes his or her heirs, executors, guardians, successors and assigns), and the Investors (as defined below).

    WHEREAS, each of the Stockholders has agreed to purchase from the Company and the Company has agreed to sell to each of the Stockholders, on the terms and conditions set forth in this Agreement, the number of shares of the Company's Common Stock listed on EXHIBIT A attached hereto next to the Stockholder's name under the heading "Number of Common Shares Purchased" (the "Stock," which term for purposes of this Agreement also includes any additional shares of Common Stock of the Company now owned or hereafter acquired by any Stockholder) at the purchase price of $0.01 per share (the "Purchase Price").

    WHEREAS, the Stockholders listed on EXHIBIT B attached hereto are also employees of the Company (collectively, the "Employee Stockholders").

    WHEREAS, the Stockholders and the Company acknowledge that they are entering into this Agreement as an inducement to and in consideration of the purchase of shares of the Series A Preferred Stock of the Company by those persons or entities listed on the Schedule of Investors (the "Investors") to the Series A Preferred Stock Purchase Agreement of even date herewith by and among the Company and such Investors (the "Stock Purchase Agreement").

    NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Stock Purchase Agreement, the parties hereby agree as follows:

    I.   PURCHASE OF COMMON STOCK

         (a) PURCHASE. Each Stockholder hereby purchases, and the Company hereby sells to each Stockholder, the number of shares of Stock listed on EXHIBIT A attached hereto next to the Stockholder's name under the heading "Number of Common Shares Purchased" at the Purchase Price.

         (b) PAYMENT. Concurrently with the execution of this Agreement, each Stockholder shall pay the Purchase Price for the number of shares of Stock listed on EXHIBIT A attached hereto next to the Stockholder's name under the heading "Number of Common Shares Purchased" either in cash or cash equivalent.

         (c) DELIVERY OF CERTIFICATES. The certificates representing the Stock purchased hereunder shall be delivered to each Stockholder promptly after the date of this Agreement.

    2.   PURCHASE OPTION.

         (a) COMPANY PURCHASE OPTION. The Company is hereby granted the right (the "Purchase Option") from each of the Employee Stockholders, exercisable at any time during the thirty (30)-day period following the date such Employee Stockholder ceases for any reason to be a Service Provider to the Company, to repurchase any or all of the Stock in which the Employee Stockholder has not acquired a vested interest in accordance with the vesting provisions of
Section 2(d) (such shares to be hereinafter called the "Unvested Stock"). The purchase price for the Unvested Stock that the Company repurchases from the Employee Stockholder shall be the portion of the Purchase Price paid by the Employee Stockholder for such Unvested Stock (the "Option Price"). For purposes of this Agreement, the Employee Stockholder shall be deemed to be a Service Provider to the Company for so long as the Employee Stockholder renders regular and on-going services to the Company or one or more of its parent or subsidiary corporations, whether as an employee, a non-employee member of the board of directors, or an independent non-employee consultant.

         (b) EXERCISE OF PURCHASE OPTION. The Purchase Option, if exercised by the Company, shall be exercised by written notice signed by an officer of the Company and delivered or mailed to the Employee Stockholder, which notice shall specify the time, place and date for settlement of such purchase. The Company may pay for the shares of Unvested Stock it has elected to repurchase (i) by delivery to the Employee Stockholder or his or her executor of a check in the amount of the Option Price, (ii) by cancellation by the Company of an amount the Employee Stockholder's indebtedness to the Company or (iii) by a combination of
(i) and (ii) so that the combined payment and cancellation of indebtedness equals the Option Price.

         (c) INVESTOR PURCHASE OPTION. In the event the Company for any reason elects not to exercise the Purchase Option with respect to any portion of the Unvested Stock, the Company shall notify the Investors of such election not to fully exercise the Purchase Option before the end of the thirty (30)-day period set forth in Section 2(a), and the Investors shall have the right, subject to the limitations set forth in Section 2(a), at any time within thirty
(30) days of receipt of such notice, to purchase from the Employee Stockholder not more than its Pro Rata Share (as defined in Section 4(g) below) of any or all of the balance of the Unvested Stock not repurchased by the Company at the Option Price. The Investors shall exercise the Purchase Option in the same manner and subject to the same rights and conditions as the Company set forth in
Section 2(b). The Company may assign its rights under this Section 2 to an Investor. If exercised by assignees of the Company pursuant to this Section 2(c), the Purchase Option shall be exercised by written notice signed by the exercising assignees and delivered or mailed to the Employee Stockholder, which notice shall specify the time, place and date for settlement for such purchase. Such assignees shall pay for the shares of Unvested Stock they have elected to repurchase by delivery to the Employee Stockholder or his or her executor of a check in the amount of the Option Price.

         (d)  TERMINATION OF THE PURCHASE OPTION.

                (i) The Purchase Option shall terminate with respect to any Unvested Shares for which it is not timely exercised under Sections 2(b) or 2(c). In addition, the Purchase Option shall terminate, and cease to be exercisable, with respect to any and all Stock in which the Employee Stockholder vests in accordance with the schedule below. Accordingly, provided the Employee Stockholder continues to be a Service Provider to the Company, the Employee Stockholder shall acquire a vested interest in, and the Purchase Option shall lapse with respect to, the Stock in accordance with the following provision:

              From and after the expiration of the twelve (12) month period measured from of the date on which the Employee Stockholder acquired the shares of Stock (the "Cliff Period"), the Employee Stockholder shall acquire a vested interest in, and the Purchase Option shall lapse with respect to, 25% of the Stock. Thereafter, beginning on the first day following the Cliff Period, the Employee Stockholder shall acquire a vested interest in, and the Purchase Option shall lapse with respect to, the remaining Stock in a series of successive monthly installments each equal to 1/36 of the Stock.

              All Stock as to which the Purchase Option lapses shall, however, continue to be subject to all the terms of this Agreement, including the right of first refusal contained in Section 4, the co-sale rights contained in Section 5 and the market stand-off provisions of Section 9.

         (e) FRACTIONAL SHARES. No fractional shares shall be repurchased by the Company. Accordingly, should the Purchase Option extend to a fractional share (in accordance with the vesting computation provisions of Section 2(d)) at the time the Employee Stockholder ceases to be a Service Provider, then such fractional share shall be added to any fractional share in which the Employee Stockholder is at such time vested in order to make one whole vested share no longer subject to the Purchase Option.

         (f) NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Section 2 shall confer upon any Employee Stockholder any right to continue in the service of the Company (or any parent or subsidiary of the Company) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary of the Company) or any Employee Stockholder, which rights are hereby expressly reserved, to terminate employment at any time for any reason whatsoever, with or without cause.
    3.   ESCROW.

         (a)  DEPOSIT.  Upon any issuance of Stock to the Employee
Stockholders, the certificates for such Stock shall be deposited in escrow with the Company to be held in accordance with the provisions of this Section 3.
Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of EXHIBIT D. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 3(c) below. Upon delivery of the certificates (or other assets and securities) to the Company, the Employee Stockholders shall be issued an instrument of deposit acknowledging the number of shares of Stock (or other assets and securities) delivered in escrow to the Company.

         (b) RECAPITALIZATION. All regular cash dividends on the Stock (or other securities at the time held in escrow) shall be paid directly to the Employee Stockholder and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration or in the event of a Corporate Transaction (as defined in Section 11 below), any new, substituted or additional securities or other property which is by reason of such Corporate Transaction distributed with respect to the Stock shall be immediately delivered to the Company to be held in escrow under this
Section 3, but only to the extent the shares of Stock are at the time subject to the escrow requirements of Section 3(a).

         (c) RELEASE/SURRENDER. The Stock, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

              (i) Should the Company or the Investors elect to exercise the Purchase Option under Section 2 with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Company for cancellation, concurrently with the payment to the Employee Stockholder, in cash or cash equivalent (including, solely in the case of the exercise of the Purchase Option by the Company, the cancellation of any purchase-money indebtedness), of an amount equal to the portion of the Purchase Price previously paid for such Unvested Shares, and the Employee Stockholder shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities).

              (ii) As the interest of the Employee Stockholder in the Stock (or any other assets or securities issued with respect thereto) vests in accordance with the provisions of Section 2, the certificates for such vested shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Employee Stockholder in accordance with the following schedule:

                   (A) Subsequent releases of vested Stock (or other vested assets and securities) from escrow shall be effected at annual intervals thereafter, with the first such annual release to occur twelve (12) months after the date of this Agreement.

                   (B) Upon the Employee Stockholder's cessation of Service Provider status, any escrowed Stock (or other assets or securities) in which the Employee Stockholder is at the time vested shall be promptly released from escrow.

                   (C) Upon any earlier termination of the Purchase Option in accordance with the applicable provisions of Section 2, the Stock (or other assets or securities) at the time held in escrow hereunder shall promptly be released to the Employee Stockholder as fully vested shares or other property.

              (iii) All Stock (or other assets or securities) released from escrow in accordance with the provisions of Section 3(c)(ii) above shall nevertheless remain subject to all other provisions of this Agreement, including the market stand-off provisions of Section 9(c).

    IV.  RIGHT OF FIRST REFUSAL.

         (a)  NOTICE TO THE COMPANY AND INVESTOR.

               (i) In the event any Stockholder (the "Transferring Stockholder") desires to transfer any Stock other than as specifically provided in Section 6 below, such Stockholder must deliver a notice in writing by certified mail ("Notice") to the Company stating (A) his bona fide intention to sell or transfer such shares, (B) the number of such shares to be sold or transferred, (C) the price, if any, for which he proposes to sell or transfer such shares, and (D) the name of the proposed purchaser or transferee.

              (ii) In the event the proposed transfer is partially or completely in exchange for assets other than cash, then such assets shall be deemed to have a cash value in the amount determined by the Company's Board of Directors in its sole good faith opinion, in which case such cash value ascertained by the Board, when added to any cash to be exchanged and then divided by the number of shares of Stock to be transferred, shall be deemed the price per share set forth in the Notice. In the event of a gift, property settlement or other transfer in which the proposed purchaser or transferee is not paying the full price for the Stock, which transfer is not otherwise exempted from the terms of Section 4 and 5 hereof, the price shall be deemed to be the fair market value of the Stock as determined in good faith by the Board of Directors.

         (b) COMPANY RIGHT OF FIRST REFUSAL. The Company shall have an exclusive, irrevocable option (the "Company Option"), at any time within thirty
(30) days of receipt of the Notice, to purchase some or all of the Stock to which the Notice refers at the price per share specified in the Notice (as determined in Section 2(a)(ii)). The Company shall exercise the Company Option by written notice signed by an officer of the Company and delivered or mailed to the Transferring Stockholder (the "Company Settlement Notice"), which notice shall specify the time, place and date for settlement of such purchase.

         (c) COMPANY SETTLEMENT. Within ten (10) days of receipt of the Company Settlement Notice, the Transferring Stockholder must deliver to the Company all certificates for the Stock being acquired by the Company which are not already in the Company's custody, together with proper assignments in blank of the Stock with signatures properly guaranteed and with such other documents as may be required by the Company to provide reasonable assurance that each necessary endorsement is genuine and effective, and the Company must thereupon deliver to the Transferring Stockholder full cash payment for the Stock being acquired, provided that if the terms of payment set forth in the Notice were other than cash against delivery, the Company shall pay for said shares on the same terms and conditions set forth in such Notice.

         (d) INVESTOR RIGHT OF FIRST REFUSAL. In the event that the Company does not exercise the Company Option as to all the shares to be sold or transferred in accordance with Section 4 hereof, the Company shall not later than thirty (30) days from the date of receipt of the Notice hereof give written notice to the Investors of the Company's nonexercise (or partial exercise) of the Company Option, which notice shall enclose the Notice and the details of the Company's partial exercises (if any), and shall specify the procedures by which each Investor may exercise the option to purchase not more than its Pro Rata Share (as defined in Section 4(g) below) of the remaining shares of Stock (the "Investor Option"). For thirty (30) calendar days following the expiration of the Company Option, each Investor may exercise its Investor Option at the same price and upon the same terms as set forth in the Notice. Any Investor desiring to exercise its Investor Option shall deliver to the Company and to the Transferring Stockholder a written notice of election to purchase the shares with respect to which the Investor option is to be exercised.


         (e) ASSIGNMENT OF INVESTOR OPTION. Each Investor may assign its rights under this Section 4 to (i) any of its limited partners or shareholders,
(ii) any entity related to or affiliated with such Investor, or (iii) another Investor; PROVIDED, HOWEVER, that if payment is to be made in any manner other than all cash against delivery of the Stock being sold, such assignee must be at least as creditworthy as the Investor so assigning its rights.

         (f) INVESTOR SETTLEMENT. Promptly upon expiration of the Investor Option, the Company shall deliver a notice in writing to the Transferring Stockholder and each Investor and/or assignee who elected to acquire a portion of the Stock subject to the Investor Option (the "Investor Settlement Notice") setting forth the number of shares of Stock to be sold to each Investor and/or assignee and the price thereof. Within ten (10) days of receipt of the Investor Settlement Notice, the Transferring Stockholder must deliver to the Company any certificates for the Stock being acquired by the Investors and/or assignees which are not already in the Company's custody, together with proper assignments in blank of the Stock with signatures properly guaranteed and with such other documents as may be required by the Company to provide reasonable assurance that each necessary endorsement is genuine and effective. Within ten (10) days of receipt of the Investor Settlement Notice, each Investor and/or assignee acquiring a portion of the Stock must deliver to the Company (a) full cash payment for the portion of the subject Stock being so acquired, provided that if the terms of payment set forth in the Notice were other than cash against delivery, the Investors electing to acquire a portion of the subject Stock and/or their assignees shall pay for said shares on the same terms and conditions set forth in such Notice; and, if applicable, (b) evidence satisfactory to the Company that such assignee has become a party to this Agreement. The

Company shall thereafter promptly remit full payment for the Stock acquired hereby to the Transferring Stockholder and deliver the new or assigned certificates to the Investors and/or assignees, as appropriate.

         (g) DETERMINATION OF PRO RATA SHARE. For purposes of Section 2 above and this Section 4, each Investor's "Pro Rata Share" is the ratio of (i) the total number of shares of Common Stock and Series A Preferred Stock of the Company held by such Investor as of the date of the Notice (on an as-converted to Common Stock basis) to (ii) the total aggregate shares of Common Stock and Series A Preferred Stock of the Company held by all Investors as of such date (on an as-converted to Common Stock basis) that have elected to exercise the Purchase Option or the Investor Option, as the case may be, that is exercisable at the time such "Pro Rata Share" is determined.

    5.   CO-SALE RIGHTS IN SALES BY A STOCKHOLDER.

         (a) CO-SALE NOTICE. In the event that less than all of the shares of Stock proposed to be transferred by a Transferring Stockholder are acquired by the Company and/or Investors (or assignees) pursuant to the Purchase Option set forth in Section 2 above and the Company Option and Investor Option set forth in
Section 4 above (collectively, the "Options"), the Company shall deliver, promptly upon expiration of the Options, a notice in writing to each Investor (the "Co-Sale Notice") reiterating the names of the prospective Transferee or Transferees, the number of shares of Stock proposed to be transferred and not acquired pursuant to the Options, and the price per share at which such shares are proposed to be transferred.

         (b) GRANT OF CO-SALE RIGHTS. Each Investor shall have the right, exercisable upon written notice to the Transferring Stockholder within fifteen
(15) business days after receipt of the Transferring Stockholder's Co-Sale Notice, to participate in the sale of the shares on the same terms and conditions as those set forth in the Co-Sale Notice. To the extent one or more of the Investors exercise such right of participation, the number of shares that the Transferring Stockholder may sell in the transaction shall be correspondingly reduced. The right of participation of each of the Investors shall be subject to the terms and conditions set forth in this Section:

              (i) Each Investor shall be deemed to own the number of shares of Common Stock which such Investor actually holds plus the number of shares of Common Stock which are issuable upon conversion of any shares of Series A Preferred Stock then held by such Investor.

              (ii) Each Investor may sell all or any part of a number of shares of Stock of the Company equal to the product obtained by multiplying (A) the aggregate number of shares of Common Stock covered by the Co-Sale Notice by
(B) a fraction the numerator of which is the number of shares of Common Stock of the Company at the time owned by the Investor and the denominator of which is the combined number of shares of Common Stock of the Company at the time owned by the Transferring Stockholder and Investors.

              (iii) To the extent an Investor elects not to sell the full number of shares it is entitled to sell pursuant to Section 5(b)(ii) above, the other Investors' rights to participate in the sale shall be increased pro rata by a corresponding number of shares.

              (iv) Each Investor may effect its participation in the sale by delivering to the Transferring Stockholder for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, which represent:

                     (A) the number of shares of Common Stock which the party elects to sell pursuant to this Section 5(b); or

                     (B) that number of shares of Series A Preferred Stock which is at such time convertible into the number of shares of Common Stock which the party has elected to sell pursuant to this Section 5(b); provided, however, that if the purchase offeror objects to the delivery of Series A Preferred Stock in lieu of Common Stock, the party may convert and deliver Common Stock as provided in Section 5(b)(i) above.

         (c) PAYMENT OF PROCEEDS. The stock certificates which the Investors deliver to such Transferring Stockholder pursuant to Section 5(b) shall be transferred by the Transferring Stockholder to the purchase offeror in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and such Transferring Stockholder shall promptly thereafter remit to each Investor that portion of the sale proceeds to which the Investor is entitled by reason of its participation in such sale. To the extent that the purchase offeror refuses to purchase shares from an Investor exercising its right of co-sale hereunder, the Transferring Stockholder shall not sell to such purchase offeror unless or until, simultaneous with such sale, the Transferring Stockholder shall purchase shares from Investor.

         (d) NON-EXERCISE. The exercise or non-exercise of the rights of the Investors hereunder to participate in one or more sales of Stock made by the Stockholders shall not adversely affect their rights to participate in subsequent Stock sales by the Stockholders.

         (e) TRANSFER OF COMMON SHARES UPON FAILURE TO EXERCISE RIGHT OF CO-SALE. If none of the Investors elects to participate in the sale of the Stock subject to the Co-Sale Notice, the Transferring Stockholder may, not later than sixty (60) days following the Investors' receipt of the Co-Sale Notice, conclude a transfer of not less than all of the Stock covered by the Co-Sale Notice on terms and conditions not more favorable to the transferor than those described in the Co-Sale Notice. Any proposed transfer on terms and conditions more favorable than those described in the Co-Sale Notice, as well as any subsequent proposed transfer of any Stock by the Transferring Stockholder, shall again be subject to, and require compliance with, the provisions of Sections 4 and 5 hereof.

    6.   EXEMPT TRANSFERS.

         (a) PERMITTED TRANSACTIONS. Notwithstanding the foregoing, the co-sale rights and rights of first refusal of the Investors shall not apply to any transfer by gift to the ancestors, descendants, siblings or spouse of a Stockholder or to trusts for the benefit of such persons; provided that the transferee shall furnish the Company and the Investors with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred Stock shall remain "Stock" hereunder, and such transferee shall be treated as a "Stockholder" for the purposes of this Agreement.

         (b) COMPANY REPURCHASE. The provisions of Sections 4 and 5 of this Agreement shall not apply to the sale of any Stock to the Company or the Purchase Option.

    7.   PROHIBITED TRANSFERS.

         (a) GRANT. In the event Stockholders should sell any Stock of the Company in contravention of the participation rights of the Investors under this Agreement as described in Section 5 above (a "Prohibited Transfer"), the Investors shall have, in addition to such other remedies as may be available at law, in equity or hereunder, the put option provided in Section 7(b).

         (b) PUT OPTION. In the event of a Prohibited Transfer, each Investor shall have the option to sell to such Stockholders a number of shares of Common Stock of the Company (either directly or through delivery of Series A Preferred Stock) equal to the number of shares which such Investor would have been entitled to sell had such Prohibited Transfer been effected in accordance with
Section 5 hereof, on the following terms and conditions:

               (i) The price per share at which the shares are to be sold to the Stockholders shall be equal to the price per share paid to the Stockholders by the third-party purchaser or purchasers of the Stockholders' Stock in the Prohibited Transfer. The Stockholders shall also reimburse each Investor for any and all reasonable fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under Section 5(b) hereof.

              (ii) The Investors shall deliver to the Stockholder, within ninety (90) days after they have received notice from the Stockholders or otherwise become aware of the Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

              (iii) The Stockholders shall, upon receipt of the certificates for the repurchased shares, pay the aggregate Section 7(b) purchase price therefor, by certified check or bank draft made payable to the order of the Investors exercising such option, and shall reimburse such parties for any additional expenses, including legal fees and expenses, incurred in effecting such purchase and resale.

         (c) Notwithstanding the foregoing, any attempt by Stockholders to transfer Stock in violation of Sections 4 or 5 hereof, whether voluntary or involuntary, shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the Stockholders of such shares without the written consent of the holders of a majority of the shares held by the Investors.

    8.   SECURITIES LAW COMPLIANCE.

         (a) REPRESENTATIONS AND WARRANTIES. Each Stockholder hereby represents and warrants that:

              (i) AUTHORIZATION. This Agreement constitutes such Stockholder's valid and legally binding obligation, enforceable in accordance with its terms.

              (ii) PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Stockholder in reliance upon Stockholder's representation to the Company, which by Stockholder's execution of this Agreement Stockholder hereby confirms, that the Common Stock to be received by Stockholder will be acquired for investment for Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Stockholder further represents that Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Stockholder represents that he has full power and authority to enter into this Agreement.

              (iii) INVESTMENT EXPERIENCE. Stockholder is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of his investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Stock.

              (iv) RESTRICTED SECURITIES. Each Stockholder hereby confirms that it has been informed that the shares of Stock are restricted securities under the Securities Act of 1933, as amended (the "1933 Act"), and may not be resold or transferred unless the shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, each Stockholder hereby acknowledges that it is prepared to hold the shares of Stock for an indefinite period and that it is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the shares of Stock from the registration requirements of the 1933 Act.

         (b) DISPOSITION OF SHARES. Each Stockholder hereby agrees that it shall make no disposition of the shares of Stock unless and until:

              (i) It shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

              (ii) It shall have complied with all requirements of this Agreement applicable to the disposition of the shares of Stock; and

              (iii) It shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (i) the proposed disposition does not require registration of the shares of Stock under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

         The Company shall NOT be required (i) to transfer on its books any shares of Stock which have been sold or transferred in violation of the provisions of this Section 8 OR (ii) to treat as the owner of the shares of Stock, or otherwise to accord voting or dividend rights to, any transferee to whom the shares of Stock have been transferred in contravention of this Agreement.

         (c) LEGEND. Each certificate representing the shares of Stock owned by the Stockholders shall be endorsed with the following legends:

                (i) "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT DATED JULY 19, 1995, BY AND AMONG THE REGISTERED HOLDER (OR HIS PREDECESSOR IN INTEREST) AND CERTAIN PROSPECTIVE INVESTORS IN THE CAPITAL STOCK OF TRIANGLE PHARMACEUTICALS, INC. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

               (ii) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT, OR PURSUANT TO RULE 144 UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

              (iii) Any legend required to be placed thereon by applicable state securities laws.

    9.   SPECIAL PROVISIONS.

         (a) STOCKHOLDER RIGHTS. Until such time as the Company actually exercises the Company Option and/or the Investors actually exercise the Investor Option under this Agreement, each Stockholder (or any successors in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Stock subject, however, to the transfer restrictions of Section 10.

         (b) SECTION 83(b) ELECTION. Each Employee Stockholder understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the difference between the Purchase Price paid for the Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, the term "forfeiture restrictions" includes the right of the Company and the Investors to repurchase the Stock pursuant to the Purchase Option under
Section 2 of this Agreement. Each Employee Stockholder understands that he may elect to be taxed at the time the shares of Stock are acquired hereunder, rather than when and as such shares of Stock cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days after the date of purchase hereunder. Even if the fair market value of the Stock at the date of purchase equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as EXHIBIT C hereto. Each Employee Stockholder understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by such Employee Stockholder as the forfeiture restrictions lapse. EACH EMPLOYEE STOCKHOLDER ACKNOWLEDGES THAT IT IS THE SUCH EMPLOYEE STOCKHOLDER'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF SUCH EMPLOYEE STOCKHOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

         (c) MARKET STAND-OFF AGREEMENT. Each Stockholder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

              (i) such agreement shall not exceed 180 days for the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

              (ii) such agreement shall not exceed 90 days for any subsequent registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Stock of each Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

    10. RESTRICTIONS ON TRANSFER. Except as permitted by the terms of this Agreement, Stockholders may not make any sale, exchange, transfer, assignment, gift, pledge, encumbrance, hypothecation or alienation of any shares of the Stock, or any interest in such shares, now held by or hereafter acquired by such Stockholder, whether voluntarily or involuntarily or by operation of law (hereinafter collectively referred to as a "transfer").

    11. TERMINATION. The right of first refusal and the co-sale rights of an Investor under Sections 4 and 5 of this Agreement and the correlative obligations of each Stockholder to such Investor with respect to its Stock shall terminate at such time as such Investor shall no longer be the owner of any shares of capital stock of the Company. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate upon the occurrence of any one of the following events (each, a "Corporate Transaction"):

         (a) the liquidation, dissolution or indefinite cessation of the business operations of the Company;

         (b) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

         (c) upon the effective date of a bona fide firm commitment underwritten public offering of the Company's Common Stock registered under the Securities Act of 1933 on Form S-1 (or any successor form designated by the Securities and Exchange Commission).

    12.  MISCELLANEOUS PROVISIONS.

         (a) NOTICE. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be effective upon personal delivery or upon deposit in the U.S. mail (or equivalent independent service), postage prepaid and properly addressed to the party to be notified as set forth below such party's signature or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

         (b) SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.

         (c) WAIVER OR MODIFICATION. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by (i) Stockholders holding a majority of the Stock subject to this Agreement,
(ii) the Company and (iii) Investors, or their assignees, holding not less than a majority of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock then held by the Investors. Notwithstanding the foregoing, additional holders of Series A Preferred Stock of the Company may be made a party to this Agreement by signing a counterpart signature page to this Agreement and shall thereafter be included within the definition of "Investors" and additional holders of Common Stock of the Company may be made a party to this Agreement by signing a counterpart signature page to this Agreement and shall thereafter be included within the definition of "Stockholders." To the extent such additional holders of Common Stock are also employees of the Company, they shall be included within the definition of "Employee Stockholders."

         (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied in contracts among Delaware residents entered into and performed entirely within Delaware.

         (e) ATTORNEYS' FEES. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

         (f) FURTHER ASSURANCES. Each party agrees to act in accordance herewith and not to take any action which is designed to avoid the intention hereof.

         (g) OWNERSHIP. Each Stockholder represents and warrants that he or she is the sole legal and beneficial owner of the shares of Common Stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

         (h) SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

         (i) AGGREGATION OF STOCK. For the purposes of determining the availability of any rights under this Agreement, the holdings of transferees and assignees of an individual or a partnership who are spouses, ancestors, lineal descendants or siblings of such individual or partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Common Stock by gift, will or intestate succession) shall be aggregated together with the individual or partnership, as the case may be, for the purpose of exercising any rights or taking any action under this Agreement.

         (j) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (k) SEPARATE COUNSEL. Each Stockholder acknowledges and agrees that such Stockholders have been provided the opportunity and encouraged to consult with counsel of such Stockholders' own choosing with respect to this Agreement and that Brobeck, Phleger & Harrison solely represents the interests of the Company.






                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             TRIANGLE PHARMACEUTICALS, INC., a Delaware corporation



                             By:
                                  ----------------------------------------------
                                  Dr. David Barry, Chairman, President and
                                  Chief Executive Officer

                   Address:  1810 South Lakeshore Drive
                             Chapel Hill, North Carolina 27514


                             STOCKHOLDERS:

                             FORWARD VENTURES II, L.P.



                             By:
                                  ----------------------------------------------

                             Its:
                                  ----------------------------------------------

                   Address:  10975 Torreyana Road, Suite 230
                             San Diego, California 92121




                              --------------------------------------------------
                             Dr. David Barry

                   Address:  1810 South Lakeshore Drive
                             Chapel Hill, North Carolina 27514








                     [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

                             INVESTORS:

                             FORWARD VENTURES II, L.P.



                             By:
                                  ----------------------------------------------

                             Its:
                                  ----------------------------------------------

                   Address:  10975 Torreyana Road, Suite 230
                             San Diego, California 92121




                              --------------------------------------------------
                             Dr. David Barry

                   Address:  1810 South Lakeshore Drive
                             Chapel Hill, North Carolina 27514

























                [CONTINUED SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

                                      EXHIBIT A

                                     STOCKHOLDERS


                               NUMBER OF COMMON
STOCKHOLDER NAME               SHARES PURCHASED            PURCHASE PRICE
- ----------------               ----------------            --------------

Forward Ventures II, L.P.              375,000             $3,750.00

Dr. David Barry                        800,000             $8,000.00
                                        -------            ---------


              TOTAL:                 1,175,000            $11,175.00

                                      EXHIBIT B

                                EMPLOYEE STOCKHOLDERS


Dr. David Barry

                                      EXHIBIT C

                                  REPURCHASE RIGHTS

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1) The person who performed the services is:

    Name:_____________________________
    Address:__________________________
    Taxpayer Ident. No.:______________
    Taxable Year: Calendar Year 19____

(2) The property with respect to which the election is being made is __________ shares of the common stock of Triangle Pharmaceuticals, Inc.

(3) The property was issued on _____________, 19___.

(4) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason shareholder's employment with the issuer is terminated. The issuer's repurchase right lapses on ______________, 19___.

(5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_________ per share.

(6) The amount paid for such property is $_________ per share.

(7) A copy of this statement was furnished to Triangle Pharmaceuticals, Inc. for whom Employee rendered the service underlying the transfer of property.

(8) This statement is executed as of:
                                       -----------------------------------------


                              --------------------------------------------------
                             Employee



                              --------------------------------------------------
                             Spouse (if any)

                                      EXHIBIT D

                         ASSIGNMENT SEPARATE FROM CERTIFICATE



    FOR VALUE RECEIVED, I, ____________________________, hereby sell, assign
and transfer unto _______________________ _____________________ (             )
shares of the Common Stock of Triangle Pharmaceuticals, Inc., standing in my name on the books of said corporation represented by Certificate No. __________ herewith and do hereby irrevocably constitute and appoint _________________ attorney to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.
Dated: _________________, 1995

                                  Signature:




                                   -------------------------


    This Assignment Separate from Certificate was executed in conjunction with the terms of a Stockholders' Agreement between the above assignor and Triangle Pharmaceuticals, Inc. dated ________ __, 1995.

                                      EXHIBIT E
                                  CONSENT OF SPOUSE

    I, _______________________, the spouse of ______________
_____________________, one of the stockholders referred to as a "Stockholder" in the foregoing Stockholders' Agreement ("Agreement") of Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), acknowledge that I have reviewed the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or any shares of the Company under the community property laws of the state of our residence or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement or thereafter.

Effective:
            ------------------




                         -------------------------------------------------------

                        Print Name:
                                     -------------------------------------------

                                    EXHIBIT D

                           SCHEDULE OF COMMON HOLDERS


    Name                                                Shares
    ----                                                ------
Forward Ventures II, L.P.                               375,000
Dr. David Barry                                         800,000
                                                     __________
              TOTAL:                                  1,175,000

                                    EXHIBIT E

                             INVESTOR QUALIFICATIONS



     EACH INVESTOR MUST QUALIFY IN ONE OF THE FOLLOWING CATEGORIES:

A.   INVESTOR QUALIFICATIONS - UNACCREDITED INVESTORS.

     THE FOLLOWING ARE QUALIFIED UNACCREDITED INVESTORS:

     1. Each Investor who is not an accredited investor, as described below, must be a person (including an individual, corporation, partnership or trust) who, either alone or with the Investor's purchaser representative, has such knowledge and experience in financial and business matters that he or she is capable of protecting the Investor's own interest and evaluating the merits and risks of the investment.

     2. A potential unaccredited offeree who does not possess the requisite knowledge and experience to evaluate this investment should promptly designate a purchaser representative, and complete and sign and return to the Company an appointment of purchaser representative form and a purchaser representative's questionnaire before an offer can be made.

     If a trust, corporation or partnership is formed or funded to make the investment in the Company, each of its beneficial owners either must be accredited or must satisfy the conditions above.

B.   INVESTOR QUALIFICATIONS - ACCREDITED INVESTORS.

     The following are general definitions of qualified accredited investors:

     1. A natural person who had an individual income (not combined with a spouse's income) in excess of $200,000 in each of the last two years or joint income with that person's spouse in excess of $300,000 in each of the last two years and has a reasonable expectation of reaching the same income level in the current year.

     2. A natural person whose individual net worth, or joint net worth with his or her spouse, at the time of the purchase, exceeds $1,000,000.



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     3.   Any corporation, Massachusetts or similar business trust, or partnership, with total assets in excess of $5,000,000.

     4. A trust, with total assets in excess of $5,000,000, if the investment decision is made by a trustee who, either alone or with the trustee's purchaser representative(s), has such knowledge and experience in financial and business matters that he or she is capable of protecting the trust's interest and evaluating the merits and risks of the investment.

     5. A 501(c)(3) non-profit organization with assets of in excess of $5,000,000.

     6. A bank, savings and loan association or other institution as defined in the Securities Act of 1933, insurance company, investment company, business development company, small business investment company, or private business development company, as defined in certain statutes.

     7. An employee benefit plan as defined in ERISA, if the investment decision is made by a plan fiduciary which is a bank, savings and loan association, insurance company or registered investment advisor, or if it has total assets in excess of $5,000,000, or if a self-directed plan, the investment decision is made by person(s) who meet one of the tests in paragraph 1 or 2 above.

     8. An entity in which each of the equity owners meets one of the tests in paragraph 1 or 2 above.


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                             SCHEDULE OF EXCEPTIONS


     This Schedule of Exceptions is made and given pursuant to Section 2 of the Series A Preferred Stock Purchase Agreement (the "Agreement"). The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would otherwise be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.


SECTIONS 2.10, 2.19 AND 2.20

     The Company intends to license the rights to what it believes will be its core technology from Drs. Dennis Carson and Carl Hostetler. Although the Company has conducted discussions with Drs. Carson and Hostetler regarding the license of these rights from them, no agreement has been reached at this time regarding such license, and no agreement may be reached in the future. The inventions of Drs. Carson and Hostetler which the Company is attempting to license were made prior to their employment with the Company.